AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 17, 2003
                                                   REGISTRATION NO. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            ELMER'S RESTAURANTS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


              OREGON                                        93-0836824
   (STATE OR OTHER JURISDICTION                (IRS EMPLOYER IDENTIFICATION NO.)
OF INCORPORATION OR ORGANIZATION)


                             11802 S.E. STARK STREET
                               PORTLAND, OR 97216
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                ELMER'S RESTAURANTS, INC. 1999 STOCK OPTION PLAN
                           (FULL TITLE OF THE PLAN(S))


                                 BRUCE N. DAVIS
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                            ELMER'S RESTAURANTS, INC.
                             11802 S.E. STARK STREET
                             PORTLAND, OREGON 97216
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)
                                 (503) 252-1485
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                         CALCULATION OF REGISTRATION FEE


TITLE OF SECURITIES TO BE              AMOUNT TO BE           PROPOSED MAXIMUM             PROPOSED MAXIMUM            AMOUNT OF
REGISTERED                            REGISTERED(1)       OFFERING PRICE PER SHARE(2)  AGGREGATE OFFERING PRICE(2)  REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Elmer's Restaurants, Inc. 1999
Stock Option Plan
Common Stock, $0.001 par value          546,000 shares              $4.74                     $2,588,040                $209.37


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Elmer's Restaurants, Inc. 1999 Stock Option Plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Estimated solely for purposes of computing the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of $4.74 per share of the outstanding options.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information specified in Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commisision Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference
           ---------------------------------------

Elmer's Restaurants, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):


      (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2003 filed with the Commission on June 25, 2003, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");


      (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Annual Report referred to in (a) above


      (c) The description of the Registrant's Common Stock which is contained in its Registration Statement on Form S-18 dated June 7, 1985 including any amendment or report filed for the purpose of updating such description.

         All reports and definitive proxy or information statements filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities
           -------------------------

Not applicable.

Item 5.    Interests of Named Experts and Counsel
           --------------------------------------

Not applicable.

Item 6.    Indemnification of Directors and Officers
           -----------------------------------------

Article VII of the Registrant's Restated Articles of Incorporation (the "Articles") requires indemnification of current or former directors to the extent permitted by the Oregon Business Corporation Act. (the "Act"). The Act permits or requires indemnification of directors and officers in certain circumstances. The effects of the Articles and the Act (the "Indemnification Provisions") are summarized as follows:

(a) The Indemnification Provisions grant a right of indemnification of any proceeding (other than an action by or in the right of the Registrant), if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Registrant, was not adjudged liable on the basis of receipt of an improper personal benefit, and with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of a proceeding by judgment, order, settlement, conviction or pleas of nolo contendere, or its equivalent, is not, of itself, determinative that the person did not meet the required standards of conduct;

(b) The Indemnification Provisions grant a right of indemnification in respect of any proceeding by or in the right of the Company against the expenses (including attorney fees) actually and reasonably incurred if the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, except that no right of indemnification will be granted if the person is adjudged to be liable to the Company.

(c) Every person who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because of the person's status as a director or officer of a controversy described in (a) or
(b) above is entitled to indemnification as a matter of right.

(d) Because the limits of permissible indemnification under Oregon law are not clearly defined, the Indemnification Provisions may provide indemnification broader than that described in (a) and (b).

(e) The Company may advance to a director or officer the expenses incurred in defending any proceeding in advance of its final disposition if the director or officer affirms in writing in good faith that he or she has met the standard of conduct to be entitled to indemnification as described in (a) or (b) above and undertakes to repay any amount advanced if it is determined that the person did not meet the required standard of conduct.

Article IX of the Registrant's Bylaws provides that the Registrant shall have the power to indemnify to the fullest extent permitted by law any person who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including an action, suit or proceeding by or in the right of the corporation), by reason of the fact that the person is or was a director or officer of the Registrant, or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plans of the corporation, or serves or served at the request of the corporation as a director or officer, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise and their respective heirs, administrators, personal representatives, successors and assigns. Indemnification specifically provided by the Oregon Business Corporation Act shall not be deemed exclusive of any other rights to which such director or officer may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. The Registrant, its officers, directors, employees or agents shall be fully protected in taking any action or making any payment under this Article, or in refusing to do so upon the advice of counsel.

The Company may obtain insurance for the protection of its directors and officers against any liability asserted against them in their official capacities. The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any bylaw, agreement, vote of shareholders or directors or otherwise.

Item 7.    Exemption from Registration Claimed
           -----------------------------------

Not applicable.

Item 8.    Exhibits
           --------


Exhibit Number          Exhibit
--------------          -------------------------------------------------------

        5.1             Opinion of Ball Janik LLP.

        23.1            Consent of Moss Adams LLP Independent Accountants.

        23.2            Consent of Ball Janik LLP is contained in Exhibit 5.1.

        24.1 Power of Attorney. Reference is made to page II-3 of this Registration Statement.

        99.1            Elmer's Restaurants, Inc. 1999 Stock Option Plan.


Item 9.    Undertakings
           ------------

(a) The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Elmer's Restaurants, Inc. 1999 Stock Option Plan.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon on November 17, 2003.


ELMER'S RESTAURANTS, INC.

By:                                     s/ Bruce N. Davis
                                        ---------------------------------------

                                        Bruce N. Davis
                                        Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Elmer's Resaurants, Inc., an Oregon corporation, do hereby constitute and appoint Bruce N. Davis, Chairman and Chief Executive Officer, the lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     SIGNATURE                                 TITLE                                   DATE
--------------------     --------------------------------------------------     --------------------

/s/ Bruce N. Davis       Chairman and Chief Executive Officer and Director        November 17, 2003
--------------------     (Principal Executive Officer)
 Bruce N. Davis

     SIGNATURE                                 TITLE                                   DATE
----------------------  ---------------------------------------------------     --------------------

/s/ Bruce N. Davis      Chairman of the Board and Chief Executive Officer        November 17, 2003
----------------------
 Bruce N. Davis

/s/ William W. Service  Director                                                 November 17, 2003
----------------------
 William W. Service

/s/ Thomas C. Connor    Director                                                 November 17, 2003
----------------------
 Thomas C. Connor

/s/ Donald W. Woolley   Director                                                 November 17, 2003
----------------------
 Donald W. Woolley

/s/ Dennis M. Waldron   Director                                                 November 17, 2003
----------------------
 Dennis M. Waldron

/s/ Corydon H. Jensen   Director                                                 November 17, 2003
----------------------
 Corydon H. Jensen

/s/ Richard Williams    Director                                                 November 17, 2003
----------------------
 Richard Williams

                                  EXHIBIT INDEX


 EXHIBIT NUMBER     EXHIBIT
----------------    -----------------------------------------------------------

      5.1           Opinion and consent of Ball Janik LLP.

      23.1          Consent of Moss Adams LLP, Independent Accountants.

      23.2          Consent of Ball Janik LLP is contained in Exhibit 5.1.

      24.1 Power of Attorney. Reference is made to page II-3 of this Registration Statement.

      99.1          Elmer's Restaurants, Inc. 1999 Stock Option Plan.